SECURITIES AND EXCHANGE COMMISSION

                          WASHINGTON, D.C. 20549

                                 FORM 8-K

                              CURRENT REPORT

                  PURSUANT TO SECTION 13 OR 15(d) OF THE

                      SECURITIES EXCHANGE ACT OF 1934

      DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) June 18, 2004

                              POP N GO, INC.
            (Exact name of registrant as specified in charter)

       DELAWARE                         333 88837             95-4603172
(State or other jurisdiction          (Commission File        (IRS Employer
of incorporation)                        Number)           Identification No.)


              12429 East Putnam Street, Whittier, California 90602 (Address of principal executive offices) (Zip Code)


       Registrant's telephone number, including area code (562) 945-9351

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Item 5. Other Events and Required Regulation FD Disclosure.

On June 8th, 2004, The Board of Directors of Pop N Go, Inc. amended the Certificate of Incorporation in the State Of Delaware to increase the authorization of its common stock from 100,000,000 shares at a .001 par value to that of 300,000,000 shares at a .001 par value. (see attached exhibit)

A proxy statement was furnished from Pop N Go on or about April 12, 2004 in connection with the solicitation of a written consent from all shareholders, seeking approval by a majority in capital interest, of this proposed amendment of our companies Articles of Incorporation to increase authorized capital stock from 100,000,000 shares to 300,000,000 shares.

A written consent by the holders of a majority in capital interest of the outstanding shares of the Company's common stock, viewed as a single class, was effectuated from this Shareholders' approval by written consent.

The record date, as of March 17, 2004, determined the holders of stock entitled to notice of this approved solicitation of written consent, there were 94,046,561 shares of Common stock outstanding; constituting all the voting stock of the Corporation entitled to vote. Each share of stock is entitled to one vote. Over 51% of the shareholders approved the aforementioned capital stock increase.

Exhibits

Item 7.   Financial Statements and Exhibits:

  The following documents are filed as part of this report:

       (c)     Exhibits:

99.01. Certificate of Amended Articles of Incorporation
       State of Delaware.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed in its behalf by the undersigned hereunto duly authorized.

DATED this 18 day of JUNE, 2004.

POP N GO, INC.

By    /s/ Mel Wyman
----------------------
NAME:  Mel Wyman

TITLE:  President and Chief Executive Officer